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                                                                    EXHIBIT 23.1

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cross Timbers Royalty Trust (the Trust) and Cross Timbers Oil Company (the Company) of our report dated March 8, 2000 included in the Trust's Form 10-K for the year ended December 31, 1999, our report dated March 17, 2000 included in the Company's Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Fort Worth, Texas

October 5, 2000